Form 8-K Required Collateral information

                         Series 2000-1G Medallion Trust


 Series 2000-1G Medallion Trust Data as at opening of business on the preceding determination date of October 1, 2003


Outstanding Mortgage Balance (AUD)
----------------------------------
                                                Amount                      WAC
                                                ------                      ---
     - Variable Rate Housing Loans           $491,887,151                  6.35%
     - Fixed 1 Year                           $53,122,683                  6.70%
     - Fixed 2 Year                           $14,190,440                  6.71%
     - Fixed 3 Year                           $10,453,685                  6.49%
     - Fixed 4 Year                            $4,136,731                  6.78%
     - Fixed 5 Year                            $5,781,741                  6.24%

     Total Pool                              $579,572,431                  6.39%


Delinquency Information  No of Loans  % of Pool  AUD amount of Loans   % of Pool
-----------------------  -----------  ---------  -------------------   ---------
      31-60 days            13          0.19%       $1,237,687.67        0.21%
      61-90 days             9          0.13%       $1,051,094.75        0.18%
      90+ days              17          0.24%       $1,847,713.08        0.32%

Mortgagee In Possession